EXHIBIT 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of February 9, 2007, by and between HIBBETT SPORTING GOODS, INC., a Delaware corporation (“Assignor”) and HIBBETT SPORTS, INC., a Delaware corporation (“Assignee”).

RECITALS

Pursuant to the Agreement of Merger and Plan of Reorganization dated February 9, 2007, among Assignor, Assignee, and Hibbett Merger Sub, Inc. (the “Merger Agreement”), Assignor will create a new holding company structure by merging Assignor with and into Hibbett Merger Sub, Inc. with Assignor being the surviving corporation and converting the capital stock of Assignor into the capital stock of Assignee (the “Merger”). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Option Plans, the Stock Incentive Plans and the Other Agreements (collectively, the “Assumed Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:

1.           Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

2.           Assignment. Effective at the Effective Time, Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements listed on Exhibit A hereto.

3.           Assumption. Effective at the Effective Time, Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of shares of common stock of Assignee to the extent required in connection with the Option Plans and the Stock Incentive Plans, including, without limitation, registration fees imposed by the Securities and Exchange Commission.

4.           Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.

5.           Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

6.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

7.           Entire Agreement. This Agreement, including Exhibit A attached hereto, together with the Merger Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

8.           Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

9.           Third Party Beneficiaries. The parties to the various stock option or similar agreements entered into pursuant to the Option Plans and the Stock Incentive Plans and who are granted Options or other rights to receive securities thereunder, and the parties to the Other Agreements, are intended to be third party beneficiaries to this Agreement.

10.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

[Signature Page Follows]

This Assignment and Assumption Agreement is signed as of the date first written above.

Assignor HIBBETT SPORTING GOODS, INC.

By:	/s/ Michael J. Newsome
Michael J. Newsome Chairman and CEO

Assignee HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith Vice President and CFO

EXHIBIT A

ASSUMED AGREEMENTS

Stock and Stock Incentive Plans

Hibbett Sporting Goods, Inc. 1995 Stock Option Plan (Reg. No. 333–21305)

Hibbett Sporting Goods, Inc. 1996 Stock Plan for Outside Directors (Reg. Nos. 333-96755 and 333–21299)

Hibbett Sporting Goods, Inc. Amended and Restated 1996 Stock Option Plan (Reg. Nos. 333-63094 and 333–21303)

Hibbett Sporting Goods, Inc. 2005 Employee Stock Purchase Plan (Reg. No. 333-126316)

Hibbett Sporting Goods, Inc. 2005 Equity Incentive Plan (Reg. No. 333-126313)

Hibbett Sporting Goods, Inc. 2005 Director Deferred Compensation Plan (Reg. No. 333-126311)

Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan (Reg. No. 333-135217)

Other Agreements

Obligation with respect to purchasing a Medicare Supplemental Health Insurance Policy for Michael J. Newsome and his wife